Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP of Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Monday, September 23, 2024

Landon Tarvin named President of UFP Retail Solutions

Replaces Will Schwartz, who was recently named CEO of UFP Industries

GRAND RAPIDS, Mich. – Monday, September 23, 2024 – UFP Industries, Inc. (Nasdaq: UFPI) today announced that Landon Tarvin has been selected to replace Will Schwartz as president of UFP Retail Solutions, effective December 29, 2024. UFP Retail Solutions is a business segment of UFP Industries that produces ProWood pressure-treated lumber, Deckorators composite decking and accessories, UFP-Edge siding and trim products, and Outdoor Essentials fence and garden products. Landon currently serves as vice president of Deckorators.

“We had many internal candidates who were qualified for this role, making it a difficult decision,” said Will Schwartz, who will replace Matt Missad as CEO on December 29, 2024. “As a proven strategic thinker and thoughtful risk-taker, Landon is the right person to lead UFP Retail Solutions. Landon has been a consistently strong performer in each of his roles at UFP, and in his time leading the Deckorators business unit, he has defined the brand vision and the strategies needed to achieve that vision. He is a respected leader whose skill at identifying and developing talent will benefit the entire Retail segment.”

Landon joined UFP Industries in 2002 as an account manager and advanced into roles of increasing responsibility, including senior account manager and sales manager, before becoming general manager of the company’s plant in Harrisonville, Missouri. In late 2019, he was named vice president of Outdoor Essentials. He was named to his current role of vice president of Deckorators in 2021.

“I’m honored to be given the opportunity to step into this role,” said Landon, “and look forward to executing our UFP Retail Solutions strategies. We will continue to develop our exceptionally strong team while building on the solid foundation set by my predecessors. I’m grateful for the trust placed in me by Will Schwartz and Matt Missad, and am thrilled to have the chance to continue to drive the performance of UFP Retail Solutions further, faster.”

UFP Industries, Inc.

UFP Industries, Inc. is a holding company whose operating subsidiaries – UFP Packaging, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #493 on the Fortune 500 and #128 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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